SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MAXYGEN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No	Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

515 Galveston Drive

Redwood City, California 94063

April 29, 2003

To Our Stockholders:

I am pleased to invite you to attend the 2003 Annual Meeting of Stockholders of Maxygen to be held at the offices of Maxygen, 515 Galveston Drive, Redwood City, California 94063, on Thursday, June 12, 2003, at 1:00 p.m. local time.

The matters that we expect to act upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

The Board of Directors appreciates and encourages stockholder participation in Maxygen’s affairs and invites you to attend the meeting in person. It is important, however, that your shares be represented at the annual meeting in any event and for that reason we ask that whether or not you expect to attend the meeting, you take a moment to complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope. You may also vote via the telephone or over the Internet, as described on the enclosed proxy and in the enclosed Proxy Statement. Returning the proxy or voting over the telephone or Internet does not deprive you of your right to attend the meeting and to vote your shares in person.

We thank you for your support and look forward to seeing you at the meeting.

Sincerely,

Russell J. Howard

Chief Executive Officer

515 Galveston Drive

Redwood City, CA 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2003

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Maxygen, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 12, 2003, at 1:00 p.m. local time at the offices of the Company, 515 Galveston Drive, Redwood City, California 94063 for the following purposes:

1.	To elect six directors of the Company, each to serve until the 2004 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. The Company’s Board of Directors intends to present the following nominees for election as directors:

Russell J. Howard	M.R.C. Greenwood
Isaac Stein	Ernest Mario
Robert J. Glaser	Gordon Ringold

2.	To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These business items are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 7, 2003 as the record date for identifying those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

Julian Stern

Secretary

Redwood City, California

April 29, 2003

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. You may also vote via the telephone or over the Internet, as described in the attached Proxy Statement. Even if you have given your proxy or voted over the telephone or Internet, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

515 Galveston Drive

Redwood City, CA 94063

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Maxygen, Inc., a Delaware corporation (the “Company” or “Maxygen”), for use at the Annual Meeting of Stockholders of the Company to be held on June 12, 2003 at 1:00 p.m. local time (the “Annual Meeting”), or at any adjournment or postponement of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of Maxygen, 515 Galveston Drive, Redwood City, California 94063. The Company’s telephone number is (650) 298-5300.

These proxy solicitation materials, together with the Company’s 2002 Annual Report, are being mailed on or about April 29, 2003, to all stockholders of record on April 7, 2003.

Record Date

Stockholders of record at the close of business on April 7, 2003 (the “Record Date”) are entitled to notice of, and to vote at, the meeting. At the Record Date, 34,647,225 shares of the Company’s common stock were issued and outstanding and entitled to vote.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked, or by attending the meeting and voting in person. Attending the meeting will not, by itself, revoke the proxy.

Voting and Solicitation

Holders of the Company’s common stock are entitled to one vote for each share held as of the Record Date. Holders of common stock do not have cumulative voting rights. Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone, by using the Internet or by mail are on your proxy card. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed. If you hold shares in your name and sign and return the proxy card without giving specific voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

For Shares Registered in the Name of a Broker or Bank

A number of brokers and banks are participating in a program through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com).

General Information for All Shares Voted Via the Internet or By Telephone

Votes submitted via the Internet or by telephone must be received by 4 p.m., on June 11, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Solicitation

The Company will pay for the entire cost of proxy solicitations, including preparation, assembly, printing and mailing of proxy solicitation materials. The Company will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock, beneficially owned by others to forward these materials to the beneficial owners of common stock. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials. Proxies may also be solicited by certain of the Company’s directors, officers and employees, without additional compensation, personally or by telephone, facsimile or letter.

Quorum, Abstentions, and Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock outstanding on the Record Date. Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. If shares are held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If the broker or nominee is not given specific instructions, shares held in the name of such broker or nominee may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect members of the Company’s Board of Directors (the “Board”) to hold office until the 2004 Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until any such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of the Company. The size of the Board is presently set at six members. Accordingly, six nominees will be elected at the Annual Meeting to be the six directors of the Company. Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote. If signed and returned, shares represented by the accompanying proxy will be voted for the election of the six nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Each person nominated for election has agreed to serve if elected and the Company has no reason to believe that any nominee will be unable to serve.

Directors/Nominees

The names of the nominees and certain information about them, including their ages as of April 29, 2003, are set forth below:

Name of Nominee	Age	Position Held With the Company	Director Since
Russell J. Howard, Ph.D.	52	Chief Executive Officer & Director	1998

Isaac Stein(1)(2)	56	Director & Chairman of the Board	1996

Robert J. Glaser, M.D.(2)	84	Director	1997

M.R.C. Greenwood, Ph.D.	60	Director	1999

Ernest Mario, Ph.D.(1)(2)	64	Director	2001

Gordon Ringold, Ph.D.(1)(2)	52	Director	1997

(1)	Current member of the Audit Committee and the Finance Committee.
(2)	Current member of the Compensation Committee.

Russell J. Howard, Ph.D., has served as the Company’s Chief Executive Officer and as a Director since June 1998 and is one of the Company’s co-founders. Dr. Howard was elected the Company’s President and Chief Operating Officer in May 1997. Originally trained in biochemistry and chemistry, Dr. Howard has spent over 20 years studying infectious diseases, primarily malaria, and currently serves on the National Institutes of Health and USAID advisory panels for malaria vaccine development. Before joining the Company, Dr. Howard was from August 1994 to June 1996 the President and Scientific Director of Affymax Research Institute, an institute employing combinatorial chemistry and high throughput target screening to discover drug leads.

Isaac Stein has served as the Company’s Chairman of the Board of Directors since June 1998 and has been a Director since May 1996. He is one of the Company’s co-founders. Since November 1982, Mr. Stein has been President of Waverley Associates, Inc. a private investment firm. Mr. Stein is also a Managing Member of Technogen Enterprises, L.L.C. and of Technogen Managers, L.L.C., which is the General Partner of Technogen Associates, L.P. He is also the Chairman of the Board of Trustees of Stanford University.

Robert J. Glaser, M.D., has served as a Director since September 1997. Dr. Glaser was Director for Medical Science at the Lucille P. Markey Charitable Trust from 1984 to June 1997, and a Trustee from 1988 to June 1997, when in accordance with the donor’s will, the Trust ceased operations. Dr. Glaser was a Director of Hanger

Orthopedic Group, Inc. until December 31, 2002 and was a Director of the ALZA Corporation until it was acquired by Johnson & Johnson in 2001. He was Dean of the medical schools at the University of Colorado and Stanford University, and professor of social medicine at Harvard University. Trained as an internist, Dr. Glaser has 124 publications on streptococcal infections, rheumatic fever, medical education and health care, as well as being a contributor to numerous scientific treatises. He was a founding member of the Institute of Medicine, National Academy of Sciences, and is a Fellow of the American Academy of Arts and Sciences, the American Philosophical Society and the Royal College of Physicians of London.

M.R.C. Greenwood, Ph.D., has served as a Director since February 1999. Dr. Greenwood has been Chancellor of the University of California (“UC”) at Santa Cruz since July 1996. Before being named Chancellor of UC Santa Cruz, Dr. Greenwood was Dean of Graduate Studies and Vice Provost at UC Davis from July 1989 to July 1996. In addition, from November 1993 to May 1995, Dr. Greenwood took a leave from UC Davis to serve as Associate Director for Science in the White House Office of Science and Technology Policy. She is a member of the Institute of Medicine/National Academy of Sciences as well as a fellow and past President of the American Association for the Advancement of Science. Dr. Greenwood received her Ph.D. in physiology, developmental biology and neurosciences from Rockefeller University.

Ernest Mario, Ph.D., has served as a Director since July 2001. Dr. Mario serves as the Chairman of the Board of IntraBiotics Pharmaceuticals, Inc., a biopharmaceutical company. He was also Chief Executive Officer of IntraBiotics and its predecessor, Apothogen, Inc. from the founding of Apothogen in January 2002, through its acquisition by IntraBiotics in April 2002, until February 2003. Dr. Mario was the Chairman and Chief Executive Officer of ALZA Corporation, a pharmaceutical company, until December, 2001. Prior to joining ALZA, Dr. Mario served as Chief Executive Officer of Glaxo Holdings plc, a pharmaceutical company, from May 1989 to March 1993, and as Deputy Chairman from January 1992 to March 1993. Prior to that time, Dr. Mario served as Chairman and Chief Executive Officer of Glaxo, Inc., a subsidiary of Glaxo Holdings, from 1988 to 1989 and as President and Chief Operating Officer of Glaxo, Inc. from 1986 to 1988. Prior to joining Glaxo, Dr. Mario held various executive positions at Squibb Corporation and served as a Director of that company. Dr. Mario is also a Director of Catalytica Energy Systems, Inc., Orchid Biosciences, Inc., Pharmaceutical Product Development, Inc., SonoSite, Inc., Boston Scientific Corporation and Millennium Pharmaceuticals.

Gordon Ringold, Ph.D., has served as a Director since September 1997. Since 1997, Dr. Ringold has served as Chairman and Chief Executive Officer of SurroMed, a biotechnology company focused on novel clinical databases. From March 1995 to February 2000, Dr. Ringold was Chief Executive Officer and Scientific Director of Affymax Research Institute where he managed the development of novel technologies to accelerate the pace of drug discovery. Before serving as Chief Executive Officer, Dr. Ringold was the President and Scientific Director of Affymax Research Institute. Dr. Ringold received his Ph.D. in the laboratory of Dr. Harold Varmus, before joining the Stanford University school of medicine, department of pharmacology, and serving as the Vice President and Director of the Institute for Cancer and Development Biology of Syntex Research. Dr. Ringold is a Managing Member of Technogen Enterprises, L.L.C. and of Technogen Managers, L.L.C., which is the General Partner of Technogen Associates, L.P.

Required Vote

The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors.

THE BOARD RECOMMENDS A VOTE IN

FAVOR OF EACH NAMED NOMINEE

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

The Board currently consists of six members. The Board met five times during 2002, and acted by written consent once. No nominated director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served). On April 14, 2003 George Poste, a director of the Company since 1999, resigned from the Board in order to focus on other endeavors.

Standing committees of the Board include an Audit Committee, a Compensation Committee and a Finance Committee. The Company has no nominating committee.

Isaac Stein, Ernest Mario and Gordon Ringold are the current members of the Company’s Audit Committee. George Poste served on the Audit Committee until his resignation on April 14, 2003. All members of the Audit Committee are “independent” as defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Audit Committee met five times during 2001. The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and has general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee (i) is directly responsible for the appointment, compensation and oversight of the Company’s independent auditors, (ii) reviews, prior to publication, the Company’s annual financial statements with management and the Company’s independent auditors; (iii) reviews with the Company’s independent auditors the scope, procedures and timing of the annual audits; (iv) reviews the Company’s accounting and financial reporting principles and practices; (v) reviews the adequacy and effectiveness of the Company’s internal accounting controls; (vi) reviews the scope of other auditing services to be performed by the independent auditors; (vii) reviews the independence and effectiveness of the Company’s independent auditors and their significant relationships with the Company, (viii) reviews the adequacy of the Company’s accounting and financial personnel resources; (ix) reviews the Audit Committee charter on an annual basis; (x) reviews with management and the independent auditors quarterly financial results, and the results of any significant matters identified as a result of the accountants’ review procedures, prior to filing any Form 10-Q; and (xi) reviews any other matters relative to the audit of the Company’s accounts and the preparation of its financial statements that the Audit Committee deems appropriate. The Board has adopted a charter for the Audit Committee. The charter was amended in 2002 and is included in its entirety as Annex A.

Isaac Stein, Robert Glaser, Ernest Mario and Gordon Ringold are the current members of the Company’s Compensation Committee. The Compensation Committee met or acted by written consent three times during 2002. The Compensation Committee represents the Board concerning salaries and incentive compensation for the Company’s officers and employees and administers the Company’s employee benefit plans.

Isaac Stein, Ernest Mario and Gordon Ringold are the current members of the Company’s Finance Committee. George Poste served on the Finance Committee until his resignation on April 14, 2003. The Finance Committee did not meet or act by written consent in 2002. The Finance Committee represents the Board concerning financial matters not covered by the Audit Committee or Compensation Committee and also represents the Board concerning corporate organizational matters.

DIRECTOR COMPENSATION

The Company reimburses nonemployee directors for expenses incurred in connection with attending Board and Committee meetings but except as provided below it does not compensate them for their services as Board or Committee members. The Company has in the past granted nonemployee directors options to purchase common stock pursuant to the terms of the Company’s stock option plans, and the Board and Compensation Committee continue to have the discretion to grant options to nonemployee directors. Nonemployee directors receive nondiscretionary, automatic grants of options to purchase 20,000 shares of common stock upon joining the Board and nondiscretionary, automatic grants of options to purchase 5,000 shares of common stock each year pursuant to the Company’s 1999 Nonemployee Directors Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Company’s Compensation Committee is currently, or has ever been at any time since the Company’s formation, one of the Company’s officers or employees, nor has any executive officer served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2003. The Company is submitting the Audit Committee’s selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since December 1998. The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

The Company’s Bylaws do not require that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Company is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2001, and December 31, 2002, and fees billed for other services rendered by Ernst & Young LLP during those periods: Certain amounts for 2001 have been recalculated and reclassified to conform to the 2002 presentation.

	2001	2002
Audit fees(1)	$248,626	$286,357
Audit related fees(2)	6,174	1,138
Tax fees(3)	107,610	93,391
All other fees	—	—

Total	$362,411	$380,887

(1)	Audit fees consisted of professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and consultation regarding financial accounting and reporting standards.
(2)	Audit related fees consisted principally of assistance in Denmark with regard to a regulatory filing.
(3)	Tax fees consisted of professional services rendered by Ernst & Young LLP related to tax compliance and reporting, including expatriate tax consulting and preparation.

The Audit Committee has determined that the rendering of non-audit services by Ernst & Young LLP was compatible with maintaining their independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with Securities and Exchange Commission policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.    Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including consultation regarding financial accounting and/or reporting standards.

2.    Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.    Tax services include all services performed by the independent auditor’s tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.    Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. The Chairman of the Audit Committee member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee has received the letter from the independent accountants required therein. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Board has also approved the Audit Committee’s selection of the Company’s independent auditors.

AUDIT COMMITTEE

Isaac Stein (Chairman)

Ernest Mario

George Poste

Gordon Ringold

The above Audit Committee Report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s common stock as of April 7, 2003 by (i) each stockholder that is known by the Company to beneficially own more than 5% of the common stock, (ii) each of the executive officers named in the Summary Compensation Table, (iii) each current director and (iv) all executive officers and current directors as a group.

Percentage of ownership is based upon 34,647,225 shares outstanding as of April 7, 2003. Beneficial ownership is calculated based upon Securities and Exchange Commission requirements. All shares of the common stock subject to options currently exercisable or exercisable within 60 days after April 7, 2003 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each stockholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each individual listed in the table is c/o Maxygen, Inc., 515 Galveston Drive, Redwood City, California 94063.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
GlaxoSmithKline plc(1) Glaxo Wellcome House Berkeley Avenue, Greenford Middlesex, UB6 ONN, England	6,406,643	18.5%

R.A. Investment Group(2) 200 West Madison, Suite 2500 Chicago, Illinois 60606	2,279,485	6.6

Technogen Associates, L.P.(3) 275 Middlefield Road Menlo Park, California 94025	2,024,772	5.8

Russell J. Howard(4)	1,069,985	3.0

Simba Gill(5)	609,831	1.8

Lawrence W. Briscoe(6)	294,469	*

Michael Rabson(7)	397,697	1.1

John Bedbrook(8)	200,833	*

Isaac Stein(9)	2,532,419	7.3

Robert J. Glaser(10).	15,000	*

M.R.C. Greenwood(11)	50,250	*

Ernest Mario(12)	55,000	*

Gordon Ringold(13)	2,521,813	7.3

All current directors and executive officers as a group (13 persons)(14)	5,775,886	16.0

*	Less than 1% of Maxygen’s outstanding common stock.
(1)

Includes 6,010,000 shares held by Glaxo Wellcome International BV, 340,393 shares held by Glaxo Group Limited and 56,250 shares held by Adrian Hennah, in each case for the benefit of GlaxoSmithKline plc.

GlaxoSmithKline plc, Glaxo Wellcome International BV and Glaxo Group Limited and are under common control. Based solely upon a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000, as amended by Amendment No. 1 thereto, filed with the Securities and Exchange Commission on July 10, 2001.

(2)	Based solely upon a Schedule 13G filed with the Securities and Exchange Commission on April 6, 2001.
(3)	Consists of 1,961,574 shares held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Enterprises, L.L.C. and Technogen Associates, L.P. are under common control.
(4)	Includes 485,136 shares held by the Russell J. Howard & Maureen C. Howard Trust, of which Dr. Howard is a trustee and 795 shares held by the Maxygen 401(k) Plan. Also includes 494,923 shares that are subject to immediately exercisable options and 7,448 shares that are subject to options that are exercisable within 60 days of April 7, 2003.
(5)	Includes 139,212 shares subject to immediately exercisable options and 6,564 shares that are subject to options that are exercisable within 60 days of April 7, 2003. Also includes 58,437 shares that are subject to the Company’s right of repurchase as of April 7, 2003 if Dr. Gill ceases to be an employee, director or consultant of the Company.
(6)	Includes 927 shares held by the Maxygen 401(k) Plan, 262,682 shares subject to immediately exercisable options and 30,860 shares subject to options exercisable within 60 days of April 7, 2003.
(7)	Includes 284,100 shares held by the Rabson/Moritz Family Trust, of which Dr. Rabson is a trustee and 868 shares held by the Maxygen 401(k) Plan. Also includes 27,564 shares that are subject to immediately exercisable options and 3,676 shares that are subject to options that are exercisable within 60 days of April 7, 2003. Also includes 75,000 shares that are subject to the Company’s right of repurchase as of April 7, 2003 if Dr. Rabson ceases to be an employee, director or consultant of the Company.
(8)	Includes 839 shares held by the Maxygen 401(k) Plan, 188,280 shares that are subject to immediately exercisable options and 1,768 shares that are subject to options that are exercisable within 60 days of April 7, 2003.
(9)	Includes 1,961,574 shares that are held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Managers, L.L.C. is the general partner of Technogen Associates, L.P. Mr. Stein is a Managing Member of Technogen Enterprises, L.L.C. and Technogen Managers, L.L.C. and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited liability companies. Also includes 486,732 shares held by the Stein 1995 Revocable Trust, of which Mr. Stein is a trustee. Also includes 15,000 shares subject to immediately exercisable options.
(10)	Consists of 15,000 shares subject to immediately exercisable options.
(11)	Consists of 50,250 shares that are subject to immediately exercisable options.
(12)	Consists of 55,000 shares that are subject to immediately exercisable options.
(13)	Includes 1,961,574 shares that are held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Managers, L.L.C. is the general partner of Technogen Associates, L.P. Dr. Ringold is a Managing Member of Technogen Enterprises, L.L.C. and Technogen Managers, L.L.C. and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited liability companies. Also includes 482,041 shares held by the Gordon Ringold and Tanya Zarucki Trust, of which Dr. Ringold is a trustee. Also includes 15,000 shares subject to immediately exercisable options.
(14)	Includes shares included pursuant to notes (4)-(13). Also includes 1,333 shares held by Paul Spence and 52,028 shares held by Alan Shaw (including 50,000 shares issuable upon exercise of an immediately exercisable option).

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid by the Company during 2000, 2001 and 2002 to its Chief Executive Officer and to its four other most highly compensated executive officers (the “named executive officers”).

		Annual Compensation			Long-Term Compensation
					Awards
Name and Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)	Number of Securities Underlying Options	All Other Compensation(3)
Russell J. Howard	2002	$396,550	$59,483	$5,500	178,752	$1,242
Chief Executive Officer	2001	385,000	57,750	5,250	143,750	1,725
and Director	2000	350,000	70,000	—	287,500	915

Simba Gill	2002	339,900	50,985	—	157,500	486
President	2001	330,000	49,500	—	122,500	486
	2000	299,036	60,000	—	245,000	807

Lawrence W. Briscoe	2002	310,000	46,500	6,000	140,596	2,322
Chief Financial Officer and	2001	280,000	42,000	5,250	175,000	2,322
Senior Vice President	2000	33,027	—	—	200,000	—

Michael Rabson	2002	317,240	47,586	5,500	88,216	810
General Counsel and	2001	308,000	46,200	5,250	25,000	810
Senior Vice President	2000	280,000	70,000	—	50,000	906

John Bedbrook	2002	309,000	54,075	5,500	42,500	1,242
President, Verdia, Inc.	2001	300,000	54,000	5,250	12,500	1,242
	2000	270,000	105,000	—	25,000	899

(1)	All 2002 bonuses represent amounts paid in 2003 for services rendered in 2002; all 2001 bonuses represent amounts paid in 2002 for services rendered in 2001; all 2000 bonuses represent amounts paid in 2000 for services rendered in 1999.
(2)	Consists of matching contributions under the Company’s 401(k) Plan.
(3)	Consists of term life insurance premiums paid by the Company on behalf of the listed individual.

Stock Options Granted in 2002

The following table sets forth information with respect to stock options granted during 2002 to each of the named executive officers. All options were nonqualified stock options granted under Maxygen’s 1997 Stock Option Plan. All options were granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The options vest and are exercisable as to ¼ of the underlying shares January 1, 2003 and as to  1/48 of the underlying shares monthly thereafter beginning February 1, 2003. The option vesting will accelerate in full in certain circumstances after a change in control of the Company. See “Termination of Employment and Change of Control Arrangements”.

The percentage of options granted is based on an aggregate of 3,071,550 options granted by Maxygen during 2002 to Maxygen’s employees, including the named executive officers. The potential realizable value amounts in the last two columns of the following chart represent hypothetical gains that could be achieved for the respective options if exercised at the end of the ten year option terms. The assumed 5% and 10% annual rates of stock price appreciation from the date of grant to the end of the option term, in each case without discounting to net present value and before income taxes associated with the exercise, are provided in accordance with rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holder’s continued employment through the period.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	5%	10%
Russell J. Howard	44,688	1.5	$14.14	1/17/2012	$397,391	$1,007,067
	44,688	1.5	12.44	3/31/2012	349,614	885,991
	44,688	1.5	10.51	6/30/2012	295,373	748,534
	44,688	1.5	6.74	9/30/2012	189,421	480,031

Simba Gill	39,375	1.3	14.14	1/17/2012	350,145	887,336
	39,375	1.3	12.44	3/31/2012	308,048	780,655
	39,375	1.3	10.51	6/30/2012	260,256	659,540
	39,375	1.3	6.74	9/30/2012	166,901	422,959

Lawrence W. Briscoe	35,149	1.1	14.14	1/17/2012	312,565	792,101
	35,149	1.1	12.44	3/31/2012	274,986	696,870
	35,149	1.1	10.51	6/30/2012	232,324	588,754
	35,149	1.1	6.74	9/30/2012	148,988	377,564

Michael Rabson	22,054	0.7	14.14	1/17/2012	196,117	496,998
	22,054	0.7	12.44	3/31/2012	172,538	437,246
	22,054	0.7	10.51	6/30/2012	145,770	369,410
	22,054	0.7	6.74	9/30/2012	93,481	236,900

John Bedbrook	10,625	0.3	14.14	1/17/2012	94,484	239,440
	10,625	0.3	12.44	3/31/2012	83,124	210,653
	10,625	0.3	10.51	6/30/2012	70,228	177,971
	10,625	0.3	6.74	9/30/2012	45,037	114,132

Aggregated Option Exercises in 2002 and Fiscal-Year End Option Values

The following table sets forth certain information regarding exercised stock options during 2002 and unexercised options held as of December 31, 2002 by each of the named executive officers. The Company granted all options under its 1997 Stock Option Plan. The option vesting will accelerate in full in certain circumstances after a change in control of the Company. See “Termination of Employment and Change of Control Arrangements”. The value of unexercised in-the-money options are based on a value of $6.62 per share, the last reported sale price of the Company’s common stock on the Nasdaq National Market on December 31, 2002, minus the per share exercise price, multiplied by the number of shares underlying the option.

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Russell J. Howard	—	$—	439,063	468,439	$1,526,863	$612,538
Simba Gill	—	—	90,000	435,000	—	34,650
Lawrence W. Briscoe	—	—	218,750	296,846	—	30,931
Michael Rabson	—	—	—	163,216	—	19,408
John Bedbrook	—	—	175,000	105,000	18,000	15,350

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

Change of Control Arrangements

Change of Control Agreements

In June 2001, the Finance Committee of the Board approved entry into Change of Control Agreements with each existing and future Section 16 Officer of the Company. For the purposes of this approval, “Section 16 Officer” means an “officer” of the Company, as defined in Rule 16a-1(f) promulgated under the Exchange Act. The Change of Control Agreements provide the officers (each individually, an “Executive”) with protection of certain benefits in case of a termination of his or her employment with the Company in connection with a Change of Control of the Company (as defined in the Change of Control Agreement).

The Change of Control Agreements provide that if within eighteen (18) months following the date of a Change of Control of the Company either (x) the Company terminates the Executive’s employment other than for cause, death or disability or (y) the Executive terminates his or her employment with the Company voluntarily with Good Reason (as defined below), then in each case: (i) the Executive shall be entitled to receive a lump sum payment equal to three times the Executive’s yearly base salary in effect on the date of termination (without giving effect to any reduction in base salary subsequent to a Change of Control that constitutes Good Reason), (ii) each of the Executive’s outstanding stock options, all stock subject to repurchase, restricted stock awards and restricted stock purchases, and any options, stock subject to repurchase, awards or purchases held in the name of an estate planning vehicle for the benefit of the Executive or his or her immediate family, shall have their vesting and exercisability schedule accelerate in full (or, as applicable, the corresponding repurchase right shall lapse in full) as of the date of termination; (iii) if on the date of termination the Executive is covered by any Company-paid health, disability, accident and/or life insurance plans or programs, the Company shall provide to the Executive benefits substantially similar to those that the Executive was receiving immediately prior to the date of termination (the “Company-Paid Coverage”). If such coverage included the Executive’s spouse and/or dependents immediately prior to the date of termination, such spouse and/or dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (A) three (3) years from the date of termination, or (B) the date that the Executive and his or her spouse and/or dependents become covered under another employer’s health, disability, accident and/or life insurance plans or programs that provides the Executive and his or her spouse and/or dependents with comparable benefits and levels of coverage. In certain circumstances the benefits described above will be payable to the Executive upon cessation of employment with the Company (for any reason) that occurs after a certain period of time after the Change of Control of the Company.

The Change of Control Agreements also provide that if within eighteen (18) months following the date of a Change of Control of the Company the Executive’s employment with the Company is terminated as a result of death or disability, then in each case: (i) each of the Executive’s outstanding stock options, all stock subject to repurchase, restricted stock awards and restricted stock purchases, and any options, stock subject to repurchase, awards or purchases held in the name of an estate planning vehicle for the benefit of the Executive or his or her immediate family, shall have their vesting and exercisability schedule accelerated such that vesting (or, as applicable, the corresponding repurchase right lapsing) shall occur as if the vesting (or lapsing) had occurred on a monthly basis from the last date of vesting (or lapse) to the date of termination; and (ii) the Company will provide the Executive and family, if applicable, with health, disability, accident and/or life insurance benefits as described in the immediately preceding paragraph.

For the purposes of the Change of Control Agreements, “Good Reason” means: (i) any material reduction of the Executive’s duties, authority or responsibilities relative to the Executive’s duties, authority, or responsibilities as in effect immediately before such reduction, except if agreed to in writing by the Executive; (ii) a reduction by the Company in the base salary of the Executive, or of twenty-five percent (25%) or more in the target bonus opportunity of such Executive, as in effect immediately before such reduction, except if agreed to in writing by the Executive; (iii) the relocation of the Executive to a facility or a location more than thirty (30) miles from the Executive’s then present business location, except if agreed to in writing by the Executive; (iv) a material breach by the Company of any provision of the Change of Control Agreement or (v) any failure of the Company to obtain the assumption of the Change of Control Agreement by any successor or assign of the Company.

Prior to a Change of Control of the Company, the right to receive benefits under any Change of Control Agreement will automatically terminate on the date upon which the Executive ceases to be a Section 16 Officer, for any reason or no reason, as evidenced by the written resignation of such Executive, by action of the Board removing such Executive as a Section 16 Officer or otherwise.

Currently, the Company has entered into Change of Control Agreements as described above with Messrs. Howard, Gill, Briscoe, Rabson and Spence. The Company has also entered into a Change of Control Agreement substantially in the form provided above with Drs. Shaw and Goldstein except that the severance benefits include a lump sum payment equal to two (2) times yearly base salary and the continuing employee benefits are limited to a maximum of two (2) years from the date of employment termination. Verdia, Maxygen’s wholly-owned agriculture subsidiary, has also entered into with Dr. Bedbrook, a Change of Control Agreement substantially in the form described for Drs. Shaw and Goldstein, that is triggered by a change of control of Verdia (rather than a change of control of Maxygen).

Early Exercise Purchase Agreements

In the event of a merger or consolidation of the Company with or into another corporation or entity in which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 30% of the voting securities of the combined corporation or entity after the transaction, all rights of repurchase the Company has on common stock issued prior to December 16, 1999 will lapse. As of April 7, 2003 the Company had the right to repurchase 318,632 shares of its common stock issued prior to December 16, 1999, 133,437 shares of which were held by directors and named executive officers. See also “Security Ownership of Certain Beneficial Owners and Management”.

Director Options

Pursuant to the terms of the 1999 Nonemployee Directors Stock Option Plan and the applicable option agreements, each option granted to a nonemployee director will vest in full immediately and automatically upon a change in control of the Company (as defined in the 1999 Nonemployee Directors Stock Option Plan).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company’s executive compensation program has been administered by the Compensation Committee of the Board since September 1999. Prior to September 1999, compensation decisions and grants of stock options were made by the Board. The current members of the Compensation Committee are Isaac Stein, Robert Glaser, Ernest Mario and Gordon Ringold, each of whom is a non-employee director within the meaning of Section 16 of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for approving and reporting to the Board on all elements of compensation for executive officers. The Compensation Committee also reviews and approves various other Company compensation policies and matters and administers the Company’s 1997 Stock Option Plan, 1999 Employee Stock Purchase Plan, 2000 International Stock Option Plan and 2000 Non-Officer Stock Option Plan.

The Compensation Committee has furnished the following report on executive compensation. This report is being included pursuant to the Securities Exchange Commission rules designed to enhance disclosure of public companies’ executive compensation policies. This report addresses the Company’s policies for 2002 as they affected the Company’s Chief Executive Officer and its other executive officers, including the named executive officers. This report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

Compensation Philosophy

The Company’s executive compensation programs are based on the belief that the interests of the executives should be closely aligned with the Company’s stockholders. To support this philosophy, a significant portion of each executive’s compensation is placed at risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for the Company’s stockholders from both the short-term and long-term perspectives. The Company’s compensation policies and programs are designed to:

•	Attract, develop, reward and retain highly qualified and productive individuals;

•	Motivate executives to improve the overall performance of the Company, as well as any business unit for which the executive is responsible, and reward executives when specific results have been achieved;

•	Encourage accountability by adjusting salaries and incentive awards based upon each executive’s individual performance, potential and contribution;

•	Tie incentive awards to the performance of the Company’s common stock to further reinforce the linkage between the interests of the stockholders and the executives; and

•	Ensure compensation levels that are both externally competitive and internally equitable.

In furtherance of these goals, the Company’s executive compensation policies, plans and programs consist of base salary, cash bonuses, stock option grants and other benefits.

The Compensation Committee considers all elements of compensation and the Company’s compensation philosophy when determining individual components of pay. The Compensation Committee does not follow any principles in a mechanical fashion; rather, the members use their experience and judgment in determining the mix of compensation for each individual. In addition to the experience and knowledge of the Compensation Committee and the Company’s Human Resources staff, the Compensation Committee utilizes the services of independent human resources consultants who provide competitive data from independent survey sources of peer companies in competition for similar management talent. The surveys include data from direct competitors of the Company and from other companies in the biotechnology industry with similar size and performance characteristics. Many of the companies included in these surveys are also included in the Nasdaq Biotechnology Index (see “Company Stock Price Performance”).

While there is no specific formula that is used to set pay in relation to this market data, executive officer base salary and individual bonus target amounts are generally set in relation to the median total cash compensation level for comparable jobs in the marketplace. However, when the Company’s business units meet or exceed financial and non-financial goals, amounts paid under the Company’s performance-based compensation program may lead to total cash compensation levels that are higher than the median levels for comparable jobs. The Compensation Committee also reviews the compensation levels of the executive officers for internal consistency.

The Company intends to provide a total compensation opportunity for executive officers that is above average, but with an above-average amount of the total compensation opportunity at risk and dependent upon Company performance. In all cases, the Compensation Committee considers the total potential compensation payable to each executive when establishing or adjusting any element of his or her compensation package.

Executive Compensation Components

The Company’s executive compensation package consists primarily of the following components:

Base salary.    Executive base salaries are reviewed annually, and base salary levels are generally targeted at the median of competitive data. The base salaries of individual executives can and do vary from this salary benchmark based upon such factors as the competitive environment, the executive’s experience level and scope of responsibility, current performance, future potential and the overall contribution of the executive. The Compensation Committee exercises its judgment based on all the factors described above in making its decisions. No specific formula is applied to determine the weight of each criterion.

Cash Bonus.    Executive officers are eligible to receive annual cash performance bonuses of up to 25% of base salary. Bonuses are awarded based upon individual achievement of goals and based upon the Company achieving specific milestones.

Stock Options.    The Compensation Committee views the grant of stock options to be a key long-term incentive reward program. Executives, as well as other employees, are eligible to receive periodic grants of incentive stock options and non-qualified stock options pursuant to the Company’s stock option plans. Stock options are granted with an exercise price equal to the fair market value of the underlying common stock on the date of grant. Vesting periods for the options are utilized to encourage retention of executives and reward long-term commitment to the Company. The Compensation Committee believes that, because options are granted with an exercise price equal to the market value of the common stock on the date of grant, they are an effective incentive for employees to create value for the Company’s stockholders and are an excellent means of rewarding executives who are in a position to contribute to the Company’s long-term growth and profitability. Although all executives are eligible to receive stock options, the award of any stock option grant, as well as the size of the grant each executive receives, is determined by the Compensation Committee. The Compensation Committee reviews with the Company’s Human Resources staff and the Chief Executive Officer (except in the case of his own stock option grants), and approves individual stock option grants for each of the Company’s executive officers, including the named executive officers. The amount of each executive’s stock option grant is determined by the Compensation Committee based upon the executive’s individual performance, the executive’s current compensation package, the value of the executive’s unvested stock options, comparable company and competitive company practices, and the Compensation Committee’s appraisal of the executive’s anticipated long-term future contribution to the Company. The stock options granted to the named executive officers in 2002 are set forth in the Summary Compensation and Stock Option Grant tables.

Benefits.    Benefits offered to executives serve a different purpose than do the other elements of total compensation. In general, they provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to executives are the same as those that are offered to the general employee population. The Compensation Committee believes that the compensation paid or payable pursuant to life insurance benefits and the benefit plans available to employees generally is competitive with the benefit packages offered by comparable employers. From time to time, the Company’s Human Resources staff obtains data to ensure that such benefit plans and programs remain competitive and reports its findings to the Compensation Committee.

Chief Executive Officer Compensation

Dr. Howard’s compensation package has been designed to encourage both short-term and long-term performance of the Company as well as align his interests with the interests of the stockholders. The majority of his compensation, including stock options and cash bonus, is at risk. He does not have an employment contract. The process of establishing the compensation for the Chief Executive Officer and the criteria examined by the Compensation Committee parallels the process and criteria used in establishing compensation levels for the other executives. The Company’s overall performance and Dr. Howard’s individual performance are critical factors in the Compensation Committee’s determination.

Dr. Howard’s base salary as of December 31, 2002 was $396,550. The cash bonus award paid to Dr. Howard for 2002 was $59,483. During 2002, he received stock option grants under the 1997 Stock Option Plan covering 178,752 shares. These options vest over four years. The Compensation Committee’s decisions regarding Dr. Howard’s stock option grants were based on its subjective assessment of the importance of his leadership to the Company’s future business plans and his ability to enhance value for the Company’s stockholders, as well as its expectations for his future contributions in leading the Company.

Policy Regarding Section 162 of the Internal Revenue Code

Section 162(m) of the Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its Chief Executive Officer and any other of its four most highly compensated executive officers. Compensation that qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s stockholders. Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of the stock on the date of grant. The Company ordinarily grants options only at fair market value. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Compensation Committee’s present intention is to grant future compensation that does not exceed the limitations of Section 162(m), although the Compensation Committee reserves the right to award compensation that does not comply with these limits on a case-by-case basis.

COMPENSATION COMMITTEE

Isaac Stein (Chairman)

Robert J. Glaser

Ernest Mario

Gordon Ringold

COMPANY STOCK PRICE PERFORMANCE

The following graph shows the cumulative total stockholder return of an investment of $100 in cash on December 16, 1999, the date the Company’s common stock began to trade on the Nasdaq National Market, through December 31, 2002 for (i) the Company’s common stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Biotechnology Index. All values assume reinvestment of the full amount of all dividends. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

Total Return Analysis

	12/16/1999	12/31/1999	12/30/2000	12/31/2001	12/31/2002
Maxygen, Inc.	100	443.75	153.13	109.81	47.63
Nasdaq Stock Market (U.S.) Index	100	109.69	66.04	52.39	36.21
Nasdaq Biotechnology Index	100	126.78	155.91	130.66	71.44

This section is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

RELATED PARTY TRANSACTIONS

Since January 1, 2002, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company or its subsidiaries was or is to be a party in which the amount involved exceeds $60,000 and in which any current director, executive officer or holder of more than 5% of the Company’s common stock had or will have a direct or indirect interest, nor has any such person been indebted to the Company in an amount in excess of $60,000, other than (1) compensation and other arrangements, which are described under “Director Compensation”, “Executive Compensation” or “Termination of Employment and Change of Control Arrangements” and (2) the transactions described below.

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

In connection with the secondment of Simba Gill, the Company’s President, to its operations in Denmark, the Company has agreed to provide Dr. Gill with a cost of living allowance, pay for his relocation costs, make tax equalization payments on his behalf and pay certain additional relocation expenses. The Company estimates that the aggregate cost of the arrangements will be approximately $125,000 if the arrangements are in place for all of 2003.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2004 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 31, 2003. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations including a requirement that the Company receive notice of any proposal or nomination at least 120 days before the first anniversary of the 2003 Annual Meeting of Stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during 2002, except that M.R.C. Greenwood filed one Form 4 one day late.

HOUSEHOLDING

As permitted by the Exchange Act, only one copy of this Proxy Statement and the accompanying Company Annual Report are being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of Company proxy statements and annual reports.

The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and Annual Report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed in writing to Investor Relations, Maxygen, Inc., 515 Galveston Drive, Redwood City, California 94063 or by telephone to Investor Relations, Maxygen, Inc. (650) 298-5300. Stockholders wishing to receive separate copies of Company proxy statements and annual reports in the future, and stockholders sharing an address that wish to receive a single copy of Company proxy statements and annual reports if they are receiving multiple copies of Company proxy statements and annual reports, should also direct requests as indicated in the preceding sentence.

ADDITIONAL INFORMATION

The Company’s Annual Report for the fiscal year ended December 31, 2002 is being mailed with this Proxy Statement to stockholders of the Company.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors

Julian Stern

Secretary

Annex A

AUDIT COMMITTEE CHARTER

Adopted by the Board of Directors of Maxygen, Inc. on April 26, 2000

Amended by the Board of Directors of Maxygen, Inc. on December 16, 2002

Composition:

The audit committee shall be composed of three or more directors, as determined by the board of directors, who shall meet the independence and financial literacy requirements of Nasdaq and the Sarbanes-Oxley Act of 2002.

At least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

No member of the audit committee shall, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee accept any consulting, advisory, or other compensatory fee from Maxygen.

Unless a chairman is designated by the board of directors, the committee members may appoint their own chairman by majority vote.

Rights:

The audit committee has the authority to hire independent counsel and other advisors to carry out its duties.

Responsibilities

1.	The audit committee is directly responsible for the appointment, compensation, and oversight of the Company’s independent auditors for the purpose of preparing or issuing an audit report or related work.

2.	The audit committee is directly responsible for the resolution of disagreements between management and the auditor regarding financial reporting.

3.	The independent auditors shall report directly to the audit committee.

4.	The audit committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

5.	The audit committee shall determine an appropriate funding mechanism through which the Company shall provide for the payment of compensation to its independent and any advisors employed by the audit committee.

6.	The audit committee must approve, in advance, the provision of any non-audit related services by the Company’s independent auditors; provided, however, that this responsibility may be delegated to the chairman of the audit committee. If the chairman duly approves any such non-audit services, the approval shall be presented to the audit committee for review at its next regular meeting.

7.	The audit committee shall ensure the receipt of, and evaluate, the written disclosures and the letter that the independent auditor submits to the audit committee regarding the auditor’s independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor and, if so determined by the audit committee in response to such reports take appropriate action to address issues raised by such evaluation

A-1

8.	The audit committee shall discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

9.	The audit committee shall instruct the independent auditor and any internal auditor that the committee expects to be advised if there are any subjects that require special attention.

10.	The audit committee shall meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information and the adequacy of internal financial controls.

11.	The audit committee shall review the management letter delivered by the independent auditor in connection with the audit and any auditor report from the independent auditors submitted to the audit committee in conformity with the Sarbanes-Oxley Act of 2002.

12.	Following such review and discussions, if so determined by the audit committee, the audit committee shall recommend to the board of directors that the annual financial statements be included in the Company’s annual report.

13.	The audit committee shall meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10-Q; provided, however, that this responsibility may be delegated to the chairman of the audit committee.

14.	The audit committee shall meet at least once each year in separate executive sessions with management, the internal auditor, if any, and the independent auditor to discuss matters that any of them or the committee believes could significantly affect the financial statements and should be discussed privately.

15.	The audit committee shall have such meetings with management, the independent auditor and the internal auditor as the audit committee deems appropriate to discuss the concept and design of the Company’s information and reporting systems and the steps management has taken to address significant issues concerning those matters, and to discuss significant financial risk exposures facing the Company and the steps management has taken to monitor and control such exposures.

16.	The audit committee shall review significant changes to the Company’s accounting principles and practices proposed by the independent auditor, the internal auditor, if any, or management.

17.	The audit committee shall review the scope and results of internal audits.

18.	The audit committee shall evaluate the performance of the internal auditor, if any, and, if so determined by the audit committee, replace the internal auditor, if any.

19.	The audit committee shall conduct or authorize such inquiries into matters within the committee’s scope of responsibility as the committee deems appropriate. The committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such inquiries.

20.	The audit committee shall provide minutes of audit committee meetings to the board of directors, and report to the board of directors on any significant matters arising from the committee’s work.

21.	The audit committee shall, at least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the board of directors.

22.	The audit committee shall prepare any report that may be required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

23.	In the performance of its responsibilities, the audit committee is the representative of the stockholders. However, it is not the responsibility of the audit committee to plan or conduct audits, or to determine whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

A-2

PROXY

MAXYGEN, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS OF MAXYGEN, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2003

The undersigned hereby appoints Lawrence W. Briscoe and Michael Rabson, or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Maxygen, Inc. (the “Company”) to be held at 1:00 p.m. local time on Thursday, June 12, 2003, at the offices of Maxygen, Inc., 515 Galveston Drive, Redwood City, California 94063, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX NOMINEES AND FOR ALL OTHER PROPOSALS. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. YOU MAY ALSO VOTE VIA THE TELEPHONE OR OVER THE INTERNET, AS DESCRIBED IN THE PROXY STATEMENT.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

MAXYGEN, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8687

EDISON, NJ 08818-8694

Maxygen encourages you to take advantage of the new and convenient way to vote your shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying Proxy Statement and then follow these easy steps:

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet

1.	Log on to the Internet and go to http://www.eproxyvote.com/maxy

2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.

Vote-by-Telephone

1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

☒	Please mark

votes as in

this example

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE SIX NOMINEES.

1.	Election of Directors

Nominees:	(01) Russell J. Howard, (02) Isaac Stein, (03) Robert J. Glaser,
(04) M.R.C. Greenwood, (05) Ernest Mario and (06) Gordon Ringold.

FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐

☐

For all nominee(s) except as written above

3. To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Proxy. Only stockholders of record at the close of business on April 7, 2003 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

MARK HERE FOR ADDRESS CHANGE OR ☐ COMMENTS AND NOTE ON BACK	MARK HERE IF YOU PLAN TO ATTEND ☐ THE MEETING

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the Proxy.

Signature:	Date:	Signature:	Date: